Lifted Made Appointed Exclusive Manufacturer and Distributor of Cali Sweets’ Disposable Vape Products and Gummy Products

JACKSONVILLE, FL / ACCESSWIRE / January 13, 2023 / LFTD Partners Inc. (OTCQB:LIFD) (www.LFTDPartners.com) today announced that its wholly-owned subsidiary Lifted Made, Kenosha, Wisconsin (www.LiftedMade.com), has entered into a five year agreement to serve as the exclusive worldwide manufacturer and distributor of disposable vape products and gummy products for Cali Sweets, LLC, North Hollywood, California, under the brand names Koko Puffz and Koko Gummiez. Under the agreement, among other things:

•Lifted Made will manufacture, market and distribute such Cali Sweets products and brands, with Lifted Made and Cali Sweets sharing equally in certain production and marketing costs on a dollar-for-dollar basis;

•Cali Sweets will provide social media marketing services for such Cali Sweets products and brands, and for Lifted Made’s products under its Urb Finest Flowers brand; and

•Revenue will be divided 60% to Lifted Made, and 40% to Cali Sweets

Nick Warrender, CEO of Lifted Made, and Vice Chairman and COO of LFTD Partners, said, "We are very excited about this agreement! Flo Mirsky has a proven track record of mobilizing social media influencers in Southern California in support of Cali Sweets’ innovative and highly desirable products, such as Cali Sweets’ runaway success with Koko Nuggz. We look forward to partnering with Flo and her team, starting immediately.”

Florence Mirsky, the founder and Manager of Cali Sweets, said “We are excited to announce the partnership between Cali Sweets and Lifted Made with our flagship brands Koko Nuggz and Urb. As a female entrepreneur, I’d like to bring a new twist to the market with top of the line cannabinoid products and innovative sku’s; from vapes, gummies, chocolate that replicates marijuana and many more. With my creative marketing experience and Nick and his team’s branding, execution and distribution abilities, this will be something both innovative and creative. My goal is to bring this market mainstream and expand awareness to more consumers.”

Gerard M. Jacobs, CEO of LFTD Partners Inc., said “This collaboration with Cali Sweets allows Lifted Made to launch what we hope will become a significant new line of business, without any dilution of our common stock, and without the need for any borrowing or audits.”

About LFTD Partners Inc.

Publicly-traded LFTD Partners Inc., Jacksonville, FL (OTCQB ticker symbol LIFD) is the parent corporation of Lifted Made, Kenosha, WI (www.LiftedMade.com), which manufactures and sells hemp-derived and psychoactive products under its Urb Finest Flowers and Silly Shruum brands. LFTD Partners Inc. also owns 4.99% of CBD-infused beverage and products maker Ablis Holding Company (www.AblisBev.com), and of craft distillers Bendistillery Inc. d/b/a Crater Lake Spirits (www.CraterLakeSpirits.com) and Bend Spirits, Inc. (www.Bendistillery.com) all located in Bend, OR. Please read LIFD's filings with the U.S. Securities and Exchange Commission which fully describe our business and the Risk Factors associated therewith. Stay updated with our company news and product launches by subscribing to our newsletters at www.LFTDPartners.com and www.LiftedMade.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes the operations, financing, growth, performance, products, plans, hopes and expectations of LFTD Partners Inc. and Lifted Made. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to these companies' actual operations, financing, growth, performance, products, plans or results of these companies differing materially from those expressed or implied by the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain other factors, including the risk factors set forth in LFTD Partners Inc.'s filings with the Securities and Exchange Commission. This press release does not constitute an offer to sell common stock or any other securities of LFTD Partners Inc.

CONTACTS:

Lifted Made
Attn: Nicholas S. Warrender, CEO
Phone: (224) 577-8148
Email: CEO@LiftedMade.com
Website: www.LiftedMade.com

LFTD Partners Inc.
Attn: Gerard M. Jacobs, CEO
Phone: (847) 915-2446
Email: GerardMJacobs@LFTDPartners.com
Website: www.LFTDPartners.com

SOURCE: LFTD Partners Inc.